Exhibit 99.2

FANGDA PARTNERS

上海 Shanghai·北京 Beijing·深圳 Shenzhen·香港 Hong Kong

http://www.fangdalaw.com

上海市南京西路 1266号	电子邮件	E-mail:	email@fangdalaw.com
恒隆广场1期32楼	电 话	Tel.:	86-21-2208-1166
邮政编码：200040	传 真	Fax:	86-21-5298-5599
	文 号	Ref.:	15GC0086

32/F, Plaza 66 Tower 1

1266 Nan Jing West Road

Shanghai 200040, PRC

To: Alibaba Group Holding Limited

October 2, 2015

Re: Legal Opinion on Certain PRC Law Matters

Dear Sirs,

We are lawyers qualified in the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and, as such, are qualified to issue this opinion on PRC Laws (as defined below).

We are acting as the legal advisers on PRC Laws (as defined below) for Alibaba Group Holding Limited (the “Company”) solely in connection with the proposed offer to exchange all of  (i) US$300,000,000 Floating Rate Senior Notes due 2017; (ii) US$1,000,000,000 1.625% Senior Notes due 2017; (iii) US$2,250,000,000 2.500% Senior Notes due 2019; (iv) US$1,500,000,000 3.125% Senior Notes due 2021; (v) US$2,250,000,000 3.600% Senior Notes due 2024; and (vi) US$700,000,000 4.500% Senior Notes due 2034(collectively, the “Outstanding Notes”) for an equal amount of  (i) US$300,000,000 Floating Rate Senior Notes due 2017; (ii) US$1,000,000,000 1.625% Senior Notes due 2017; (iii) US$2,250,000,000 2.500% Senior Notes due 2019; (iv) US$1,500,000,000 3.125% Senior Notes due 2021; (v) US$2,250,000,000 3.600% Senior Notes due 2024; and (vi) US$700,000,000 4.500% Senior Notes due 2034 (collectively, the “Exchange Notes”) (the “Exchange Offer”).

As used in this opinion, (A) “PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC; (B) “PRC Laws” means all laws, rules,  regulations, statutes, orders, decrees, notices, circulars, judicial interpretations and other legislations of the PRC effective and available to the public as of the date hereof; (C) “Governmental Authorizations” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws; (D) “Material PRC Subsidiaries” means the principal wholly-foreign owned enterprises incorporated by the Company in the PRC, a detailed list of which is set forth in Appendix A hereto, and each a Material PRC Subsidiary; and (E) “Material Variable Interest Entities” means the principal variable interest entities incorporated in the PRC, a detailed list of which is set forth in Appendix B hereto, and each a Material Variable Interest Entity.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company, the Material PRC Subsidiaries and the Material Variable Interest Entities, and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements listed in Appendix C hereof (the “VIE Agreements”) and the certificates issued by the PRC Authorities and officers of the Company (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this opinion, we have assumed:

(1)                                             the genuineness of all the signatures, seals and chops;

(2)                                             the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3)                                             the truthfulness, accuracy, completeness and fairness of all factual statements contained in the Documents;

(4)                                             that the Documents have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

(5)                                             that all information (including factual statements) provided to us by the Company, the Material PRC Subsidiaries and the Material Variable Interest Entities in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Company, the Material PRC Subsidiaries and the Material Variable Interest Entities have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(6)                                             that all parties other than the Material PRC Subsidiaries and the Material Variable Interest Entities have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(7)                                             that all parties other than the Material PRC Subsidiaries and the Material Variable Interest Entities have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(8)                                             that all Governmental Authorizations and other official statement or documentation were obtained from competent PRC Authorities by lawful means; and

(9)                                             that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them, other than PRC Laws.

I.                                                    Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

(i)                                     Based on our understanding of the current PRC Laws (a) the ownership structure of the Material PRC Subsidiaries and the Material Variable Interest Entities, both currently and immediately after giving effect to the Exchange Offer, does not and will not violate applicable PRC Laws; and (b) each of the VIE Agreements is valid, binding and enforceable in accordance with its terms and applicable PRC Laws, and will not violate applicable PRC Laws.  However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC Authorities will take a view that is not contrary to or otherwise different from our opinion stated above.

(ii)                                  The statements set forth in the Registration Statement under the heading  “Taxation — People’s Republic of China Taxation”, to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

(iii)                               (A) The summary of the common contractual arrangements under the heading “Our History and Corporate Structure  — Contractual Arrangements among Our Wholly-foreign Owned Entities, Variable Interest Entities and the Variable

Interest Entity Equity Holders”, (B) the summaries of the material differences of the contractual arrangements under Exhibits 10.6, 10.7, 10.8 and 10.10, and (C) the summary of equity pledge agreements under Exhibit 10.9, to the extent that they constitute matters of PRC Laws or summaries of the provisions of legal documents therein described, are correct and accurate in all material aspects, and nothing has been omitted from such statements which would make the same misleading in any material aspect.

II.            Qualifications

This opinion is subject to the following qualifications:

(a)                                             This opinion is, in so far as it relates to the validity and enforceability of a contract, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights, (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(b)                                             This opinion is subject to the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(c)                                              This opinion relates only to PRC Laws and there is no assurance that any of such PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We express no opinion as to any laws other than PRC Laws.

(d)                                             This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Our History and Corporate Structure “, “Our Directors and Executive Officers”, “Taxation”, and “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Fangda Partners

Fangda Partners

Appendix A List of Material PRC Subsidiaries

•                  Alibaba (China) Technology Co., Ltd. (PRC)

•                  Zhejiang Tmall Technology Co., Ltd. (PRC)

•                  Alisoft (Shanghai) Co., Ltd. (PRC)

•                  Taobao (China) Software Co., Ltd. (PRC)

•                  Hangzhou Alimama Technology Co., Ltd. (PRC)

Appendix B List of Material Variable Interest Entities

•                  Zhejiang Taobao Network Co., Ltd. (PRC)

•                  Zhejiang Tmall Network Co., Ltd. (PRC)

•                  Hangzhou Alibaba Advertising Co., Ltd. (PRC)

•                  Hangzhou Ali Technology Co., Ltd. (PRC)

•                  Alibaba Cloud Computing Ltd. (PRC)

Appendix C - VIE Agreements

1.              Zhejiang Taobao Network Co., Ltd.

(1)         Loan Agreement entered into by Jack Ma, Simon Xie and Taobao (China) Software Co., Ltd. dated as of January 21, 2009

(2)         First Supplementary Agreement to Loan Agreement entered into by Jack Ma, Simon Xie and Taobao (China) Software Co., Ltd. dated as of October 11, 2010

(3)         Second Supplementary Agreement to Loan Agreement entered into by Jack Ma, Simon Xie and Taobao (China) Software Co., Ltd. dated as of March 13, 2013

(4)         Exclusive Call Option Agreement entered into by Jack Ma, Simon Xie, Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd. dated as of January 21, 2009

(5)         Proxy Agreement entered into by Jack Ma, Simon Xie, Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd. dated as of January 21, 2009

(6)         Equity Pledge Agreement entered into by Jack Ma, Simon Xie, Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd. dated as of January 21, 2009

(7)         Supplementary Agreement to Equity Pledge Agreement entered into by Jack Ma, Simon Xie, Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd. dated as of March 13, 2013

(8)         Exclusive Technical Services Agreement entered into by Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd. dated as of January 21, 2009

(9)         Supplementary Agreement to  Exclusive Technical Services Agreement entered into by Zhejiang Taobao Network Co., Ltd. and Taobao (China) Software Co., Ltd. dated as of April 30, 2014

2.              Zhejiang Tmall Network Co., Ltd.

(1)         Loan Agreement entered into by Jack Ma, Simon Xie and Zhejiang Tmall Technology Co., Ltd. dated as of March 30, 2011

(2)         Exclusive Call Option Agreement entered into by Jack Ma, Simon Xie, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. dated as of March 30, 2011

(3)         Proxy Agreement entered into by Jack Ma, Simon Xie, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. dated as of March 30, 2011

(4)         Equity Pledge Agreement entered into by Jack Ma, Simon Xie, Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. dated as of March 30, 2011

(5)         Exclusive Technical Services Agreement entered into by Zhejiang Tmall Technology Co., Ltd. and Zhejiang Tmall Network Co., Ltd. dated as of March 30, 2011

3.              Hangzhou Alibaba Advertising Co., Ltd.

(1)         Loan Agreement entered into by Jack Ma, Simon Xie and Alibaba (China) Technology Co., Ltd. dated as of October 12, 2007

(2)         Exclusive Call Option Agreement entered into by Jack Ma, Simon Xie, Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd. dated as of October 12, 2007

(3)         Proxy Agreement entered into by Jack Ma, Simon Xie, Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd. dated as of October 12, 2007

(4)         Equity Pledge Agreement entered into by Simon Xie and Alibaba (China) Technology Co., Ltd. dated as of May 8, 2012

(5)         Equity Pledge Agreement entered into by Jack Ma and Alibaba (China) Technology Co., Ltd. dated as of April 5, 2012

(6)         Exclusive Technical Services Agreement entered into by Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd. dated as of December 31, 2009

(7)         Supplementary Agreement entered into by Alibaba (China) Technology Co., Ltd. and Hangzhou Alibaba Advertising Co., Ltd. dated as of December 26, 2013

4.              Hangzhou Ali Technology Co., Ltd.

(1)         Loan Agreement entered into by Jack Ma, Simon Xie and Hangzhou Alimama Technology Co., Ltd. dated as of September 1, 2008

(2)         Exclusive Call Option Agreement entered into by Jack Ma, Simon Xie, Hangzhou Alimama Technology Co., Ltd. and Hangzhou Ali Technology Co., Ltd. dated as of September 1, 2008

(3)         Proxy Agreement entered into by Jack Ma, Simon Xie, Hangzhou Alimama Technology Co., Ltd. and Hangzhou Ali Technology Co., Ltd. dated as of September 1, 2008

(4)         Equity Pledge Agreement entered into by Jack Ma and Hangzhou Alimama Technology Co., Ltd. dated as of March 5, 2012

(5)         Equity Pledge Agreement entered into by Simon Xie and Hangzhou Alimama Technology Co., Ltd. dated as of March 9, 2012

(6)         Exclusive Technical Services Agreement entered into by Hangzhou Alimama Technology Co., Ltd. and Hangzhou Ali Technology Co., Ltd. dated as of September 1, 2008

5.              Alibaba Cloud Computing Ltd.

(1)         Loan Agreement entered into by Jack Ma, Simon Xie and Alisoft (Shanghai) Co.,

Ltd. dated as of August 29, 2012

(2)         Exclusive Call Option Agreement entered into by Jack Ma, Simon Xie, Alisoft (Shanghai) Co., Ltd. and Alibaba Cloud Computing Ltd. dated as of August 29, 2012

(3)         Proxy Agreement entered into by t Jack Ma, Simon Xie, Alisoft (Shanghai) Co., Ltd. and Alibaba Cloud Computing Ltd. dated as of August 29, 2012

(4)         Equity Pledge Agreement entered into by Jack Ma and Alisoft (Shanghai) Co., Ltd. dated as of August 29, 2012

(5)         Equity Pledge Agreement entered into by Simon Xie and Alisoft (Shanghai) Co., Ltd. dated as of August 29, 2012

(6)         Exclusive Technical Services Agreement entered into by Alibaba Cloud Computing Ltd. and Alisoft (Shanghai) Co., Ltd. dated as of September 9, 2011